BBK

Brimmer, Burek & Keelan LLP

Certified Public Accountants
5601 Mariner Street, Suite 200 • Tampa, Florida 33609
(813) 282-3400 • Fax (813) 287-8369

Terry R. Brimmer, CPA
Brian B. Burek, CPA
Walter C. Copeland, CPA
Richard M. Herman, CPA
Elizabeth C. Hopkins, CPA
John F. Keelan, CPA
Donald T. Keyes, CPA
Kara K. Keyes, CPA
Frank D. Lagor, CPA
Gemma Thomas
(License in Colorado)

A Firm Registered
with PCAOB

Members of:
Center for
Public Company
Audit Firms

American Institute of
Certified Public Accountants

Florida Institute of Certified
Public Accountants

May 19, 2011

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E., Mail Stop 6010
Washington, DC 20549

Ladies and Gentlemen:

We have reviewed the disclosures concerning Brimmer, Burek & Keelan LLP made by LTS Nutraceuticals, Inc., formally known as Stone Harbor Investments, Inc., in Item 4.01 of its Current Report on Form 8-K, which we understand will be filed with the Securities and Exchange Commission on the date hereof, and are in agreement with such disclosures. We were disengaged prior to filing of Form 10Q for the quarter ended March 31, 2011 and have not performed any work with regard to that quarter.

Very truly yours,

Brimmer, Burek & Keelan LLP

Brimmer, Burek & Keelan LLP